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                                  EXHIBIT 99.1


(BW) (OXIS-INTERNATIONAL-2) (OXIS) Oxis International Reports Private Placement of Securities

     Business Editors/Healthcare Writers

     PORTLAND, Ore.--(BUSINESS WIRE)--May 19, 1995--OXIS International, (NASDAQ:OXIS) announced today that it has raised $2,037,836 through a private placement of 1,227,625 shares of common stock to Canadian and European investors.
     OXIS' Chairman, Ray R. Rogers, stated that the purpose of the offering is principally to raise additional working capital to continue research, development, and marketing programs. No other terms of the transaction were disclosed.
     The common stock sold has not been registered under the Securities Act of 1933 and may not be reoffered or resold in the United States absent registration or an applicable exemption from such registration requirements.
     OXIS International is a leading drug development and diagnostic company dedicated to the research and development of antioxidants and free radical scavengers to combat disease associated with excess free radicals. The company, headquartered in Portland, Ore., has research facilities in Mountain View, Calif. and near Paris, France.

     --30--

     CONTACT:  OXIS International, Inc.
     Ray R. Rogers, 503/283-3911
     503/274-2165 (Before 9 a.m. PDT)